 Exhibit 10.1

RESET AGREEMENT OF COMMON STOCK PURCHASE WARRANTS

APRIL 26, 2024

COLLECTIVE AUDIENCE, INC.

This reset agreement of common stock purchase warrants (the “Agreement”) is entered into as of 26th of April, 2024 by and between Brown Stone Capital Ltd. and Mr. Timothy Wong (singularly, a “Holder” or collectively, the “Holders”), and Collective Audience Inc. (the “Company”) as of April 26, 2024 (the “Effective Date”).

WHEREAS, the Company has agreed to offer the Holders the opportunity to reprice the exercise of all of the Common Stock purchase warrants set forth on Annex I attached hereto (the “Reprice Warrants”) currently held by the Holders. The Reprice Warrants were issued pursuant to the Purchase Agreements dated as of December 19, 2023 and February 19, 2024 (the “Purchase Agreements”). The resale of the shares acquired upon exercise of the Reprice Warrants (“Warrant Shares”) has been registered pursuant to a registration statement on Form S-1 (File No. 333- 276512), (the “Registration Statement”). The Registration Statement is currently not effective, however, the Company shall file prospectus supplements to the Registration Statements disclosing the reduced exercise price of the Reprice Warrants within the later of (i) thirty days of the Effective Date or (ii) the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended 2023. At such time as the aforementioned filings regarding the Reprice Warrants pursuant to this letter agreement are made and cleared by the Securities and Exchange Commission, if required, the Registration Statement will be effective for the resale of the Warrant Shares.

NOW, THEREFORE, in consideration for exercising in full all of the Reprice Warrants held by you (the “Warrant Exercise”) within 45 days of the Effective Date, the Company hereby offers you a reduced exercise price of the Reprice Warrants to $0.185 per share.

Notwithstanding anything herein to the contrary, in the event that the Warrant Exercise would otherwise cause either Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) in the Reprice Warrants, the Company shall only issue such number of Warrant Shares to the Holder (as instructed in writing by Holder) that would not cause such Holder to exceed the maximum number of Warrant Shares permitted thereunder with the balance to be held in abeyance until the balance (or portion thereof) may be issued in compliance with such limitations. Holder shall provide written notice to the Company promptly when any additional Warrant Shares may be issued in compliance with the Beneficial Ownership Limitation. The balance of the Warrant Shares shall promptly be issued when Holder provides notice that Holder holds less than the Beneficial Ownership Limitation.

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this letter below, with such acceptance constituting Holder’s exercise in full or in part of the Reprice Warrants for an aggregate exercise price as set forth on the Holder’s signature page hereto (the “Warrants Exercise Price”). Holder shall exercise the Reprice Warrants within 10 days of the Effective Date.

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto.

From the date hereof until five Trading Days after the date hereof (“Standstill Period”), neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents; provided, however, that this prohibition shall not apply to the Company’s issuance of securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock, or other similar rights, issued and outstanding on the date of this letter agreement, provided that such outstanding securities have not been amended since the date of this letter agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities. The Company agrees that it will not amend any issued and outstanding option or warrant during the Standstill Period other than warrants issued under the Purchase Agreements.

If required and as determined by the Company or its counsel, the Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing all material terms of the transactions contemplated hereunder. The Company represents, warrants and covenants that, upon acceptance of this offer, the shares underlying the Reprice Warrants shall be issued as provided in the Purchase Agreements and in the Reprice Warrants and all of the Warrant Shares shall be delivered electronically through the Depository Trust Company within the time periods specified therein after the date the Company receives the Warrants Exercise Price for the exercised Reprice Warrants (or, with respect to shares that would otherwise be in excess of the Beneficial Ownership Limitation, within two business days of the date the Company is notified by Holder that its ownership is less than the Beneficial Ownership Limitation).

Holder agrees to comply with all applicable securities laws concerning any resale of the Warrant Shares. The terms of the Reprice Warrants, including, but not limited to, the obligations to deliver the Warrant Shares, shall otherwise remain in effect as if the acceptance of this offer were a formal Notice of Exercise (including, but not limited to, any liquidated damages and compensation in the event of late delivery of the Warrant Shares).

The Company acknowledges and agrees that the obligations of the Holders under this letter agreement are several and not joint with the obligations of any other holder of warrants of the Company issued pursuant to the Purchase Agreements (each, an “Other Holder”) under any other agreement related to the exercise of such warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this letter agreement, and no action taken by the Holders pursuant hereto, shall be deemed to constitute the Holders and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holders and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement. The Company and the Holders confirm that the Holders have independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holders shall be entitled to independently protect and enforce their rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COLLECTIVE AUDIENCE, INC.		Address for Notice:

By:		85 Broad Street 16-079
	Name: Peter Bordes	New York, NY 10004
Title: Chief Executive Officer
E-Mail: peter@collectiveaudience.co

Accepted and Agreed to:

Name of Holder: Brown Stone Capital Ltd.

Signature of Authorized Signatory of Holder: ______________________________

Name of Authorized Signatory: Nima Montazeri

Title of Authorized Signatory: President

Repriced Warrant Shares: 1,348,839.

Aggregate Exercise Price: $249,535.22.

Repriced Warrant Shares Issued on Date Hereof: None.

DTC Instructions: TBD

Accepted and Agreed to:

Name of Holder: Mr. Timothy Wong.

Signature of Authorized Signatory of Holder: ______________________________

Name of Authorized Signatory: Mr. Timothy Wong

Title of Authorized Signatory: N/A

Repriced Warrant Shares: 348,839.

Aggregate Exercise Price: $64,535.22.

Repriced Warrant Shares Issued on Date Hereof: None.

DTC Instructions: TBD

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a)                 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)                No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien or encumbrance upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) subject to such filings that may be required pursuant to applicable federal or state securities laws or rules of any stock exchange on which the Common Stock is traded, which the Company undertakes to file within the applicable time periods, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect (as defined in the Purchase Agreement).

Annex I

Reprice Warrants

Investor: Brown Stone Capital Ltd.

Issue Date: February 19, 2024

Exercise Price: $0.185

Warrant Shares: 1,000,000

Investor: Brown Stone Capital Ltd.

Issue Date: December 19, 2023

Exercise Price: $0.185

Warrant Shares: 348,839

Investor: Mr. Tim Wong

Issue Date: December 19, 2023

Exercise Price: $0.185

Warrant Shares: 348,839